Exhibit 21A



Now you can vote your proxy right over the telephone. It's fast, convenient, and your proxy is immediately confirmed and posted. Just dial 1-888-457-2963 and follow the 4 easy steps below. If you prefer, you can send in your proxy vote by filling in the attached proxy form below. If you wish to withhold authority for an individual nominee, please mark your card accordingly and vote by mail.






         TO VOTE BY MAIL, DETACH, MARK, SIGN AND FORWARD BOTTOM PORTION

  UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS.

The Board of Directors recommend a vote "FOR" items 1-5.


1. ELECTION OF DIRECTORS: J.C. Adams, A.D. Corell, A.W. Dahlberg, P.J.
DeNicola, J. Edwards, H.A. Franklin, B.S. Gordon, L.G. Hardman, III,
E.B. Harris, W.A. Parker, Jr., W.J. Rushton, III, G.M. Shatto,
G.J. St. Pe, H. Stockham
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
    FOR                             WITHHOLD                     (INSTRUCTIONS: To withhold authority to vote for any individual
all nominees listed above       authority to vote for all          nominee, write that nominee's name in the space provided below.)
(except as marked to the        nominees listed above
contrary to the right)                                             ______________________________________________________________

                                                                   4. APPROVAL OF THE COMPANY'S PERFORMANCE DIVIDEND PLAN
                                                                                        FOR     AGAINST      ABSTAIN

2. APPROVAL OF AMENDMENTS TO THE COMPANY'S
   EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN                         5.APPROVAL OF THE SOUTHERN ENERGY, INC. VALUE CREATION PLAN
                  FOR     AGAINST      ABSTAIN                                          FOR     AGAINST      ABSTAIN





3. APPROVAL OF THE COMPANY'S PERFORMANCE STOCK PLAN                  Mark here if attending annual meeting.
                  FOR     AGAINST      ABSTAIN



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CORRECT MARK   INCORRECT MARKS



 Use a No. 2 pencil or blue or black ink pen only.
 Do not use pens with ink that soaks through the paper.
 Make solid marks that fill the oval completely.
 Make no stray marks on this form.
 Do not fold, tear, or mutilate this form.





Signature(s)____________________________

            ----------------------------

Date        _______________________,1997


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                       EXPLANATION OF DIFFERENCES BETWEEN
                   CIRCULATED DOCUMENT AND ELECTRONIC DOCUMENT

Form of Proxy

1. The circulated document includes a map with directions to the annual meeting site.